Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders of

Cyclacel Pharmaceuticals, Inc.

OPINION ON THE CONSOLIDATED FINANCIAL STATEMENTS

We have audited the accompanying consolidated balance sheets of Cyclacel Pharmaceuticals, Inc. and its subsidiaries (the “Company”) as of March 31, 2025, and December 31, 2024, and the related consolidated statements of operations (loss) and other comprehensive loss, stockholders’ equity, and cash flows for the three-month period ended March 31, 2025, and for the year ended December 31, 2024, and the related notes to the consolidated financial statements (collectively, the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025, and December 31, 2024, and the results of its operations and its cash flows for the three-month period ended March 31, 2025, and for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company does not currently have sufficient funds to complete development and commercialization and has a limited cash balance as of March 31, 2025, and December 31, 2024. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BASIS FOR OPINION

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we obtained an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on its effectiveness. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

EMPHASIS OF MATTER – SPECIAL PURPOSE INTERIM ENGAGEMENT

We draw attention to the fact that the accompanying consolidated financial statements include both the Company’s annual audited financial statements as of and for the year ended December 31, 2024, and its audited special-purpose consolidated financial statements as of and for the three-month period ended March 31, 2025. The March 31, 2025 audit was performed for a special-purpose interim period and is not intended to serve as the Company’s annual audited financial statements. Our opinion is not modified with respect to this matter.

CRITICAL AUDIT MATTERS

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

CRITICAL TRIAL ACCRUAL AND EXPENSES

As discussed in Notes 2 and 9 of the consolidated financial statements, the Company’s total accrued expenses for research and development were $1.3 million at December 31, 2024, which included the estimated obligation for pre-clinical and clinical trial expenses incurred as of December 31, 2024, but not paid as of that date. The Company’s clinical trial expenses are based on the Company’s estimates of the level of services performed each period pursuant agreements with third parties that conduct research and development on the Company’s behalf, which results in an accrual or prepaid at period end.

We identified the Company’s accrued clinical trial expenses as a critical audit matter because auditing the application of significant management judgment over the estimate of services provided but not yet invoiced required significant audit effort and a high degree of auditor judgment and subjectivity to evaluate the audit evidence obtained. Specifically, the amount of accrued clinical trial expenses recognized is dependent on the availability of information to make the estimate, including information from multiple sources, the level of effort expended as of the balance sheet date and the associated cost of such services. Additionally, due to the timing of invoicing received from third parties, the actual amounts incurred are not typically known on the date the Company issues its financial statements.

Our audit procedures to evaluate the Company’s estimate of services incurred as of period end pursuant to its clinical trials included, among others:

●	We tested the accuracy and completeness of the underlying data used in the estimates and evaluated the significant assumptions stated above that are used by management to estimate the recorded amounts.
●	To evaluate the completeness and valuation of the accrual clinical trial expenses, we compared invoices received by the Company subsequent to December 31, 2024, to the amounts recognized by the Company as of that date.
●	We inspected the Company’s contracts with third parties and any pending change orders to assess the impact to the amounts recorded.

/s/ Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

August 12, 2025

PCAOB ID Number 6797

CYCLACEL PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

(In $000s, except share, per share, and liquidation preference amounts)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$3,450	$3,137
Prepaid expenses and other current assets	264	537
Total current assets	3,714	3,674
Property and equipment, net	1	3
Right-of-use lease asset	19	5
Non-current deposits	—	412
Total assets	$3,734	$4,094
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$114	$4,599
Accrued and other current liabilities	549	1,669
Total current liabilities	663	6,268
Lease liability	9	—
Total liabilities	672	6,268

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized at March 31, 2025 and December 31, 2024; 6% Convertible Exchangeable preferred stock; 135,273 shares issued and outstanding at March 31, 2025 and December 31, 2024. Aggregate preference in liquidation of $1,717,967 as of March 31, 2025 and $1,697,676 as of December 31, 2024	—	—
Series A convertible preferred stock, $0.001 par value; 264 shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Series B convertible preferred stock, $0.001 par value; 0 shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Series C convertible preferred stock, $0.001 par value; 0 shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Series D convertible preferred stock, $0.001 par value; 354,738 shares issued and outstanding at March 31, 2025 and 0 shares issued and outstanding at December 31, 2024	—	—
Series E convertible preferred stock, $0.001 par value; 1,000,000 shares issued and outstanding at March 31, 2025 and 0 shares issued and outstanding at December 31, 2024	1	—
Common stock, $0.001 par value; 250,000,000 shares authorized at March 31, 2025 and 100,000,000 shares authorized at December 31, 2024; 207,336,389 shares issued and outstanding at March 31, 2025 and 8,859,133 shares issued and outstanding at December 31, 2024	204	9
Additional paid-in capital	443,318	438,202
Accumulated other comprehensive loss	—	(891)
Accumulated deficit	(440,461)	(439,494)
Total stockholders’ equity (deficit)	3,062	(2,174)
Total liabilities and stockholders’ equity (deficit)	$3,734	$4,094

The accompanying notes are an integral part of these consolidated financial statements.

F-1

CYCLACEL PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In $000s, except share and per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Revenues:
Clinical trial supply	$—	$29
Revenues	$—	$29

Operating expenses:
Research and development	822	2,802
General and administrative	4,214	1,582
Total operating expenses	5,036	4,384
Operating loss	(5,036)	(4,355)
Other income (expense):
Foreign exchange gains (losses)	(8)	1
Interest income	6	2
Gain on deconsolidation of subsidiary	4,947	—
Other income, net	10	52
Total other income (expense), net	4,955	55
Loss before taxes	(81)	(4,300)
Income tax benefit	—	1,354
Net loss	(81)	(2,946)
Dividend on convertible exchangeable preferred shares	—	—
Net loss applicable to common shareholders	$(81)	$(2,946)
Basic and diluted earnings per common share:
Net loss per share – basic and diluted (common shareholders)	$(0.00)	$(2.27)

The accompanying notes are an integral part of these consolidated financial statements.

F-2

CYCLACEL PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In $000s)

	Three Months Ended
	March 31,
	2025	2024
Net loss	$(81)	$(2,946)
Translation adjustment	2,385	2,140
Translation adjustment on deconsolidation of subsidiary	886	—
Unrealized foreign exchange loss on intercompany loans	(2,380)	(2,130)
Comprehensive loss	$810	$(2,936)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

CYCLACEL PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(In $000s, except share amounts)

					Additional	Other		Total Stockholders’
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	(Deficit)
Balances at December 31, 2023	454,537	$—	1,058,892	$1	$429,796	$(908)	$(428,282)	$607
Issue costs on issuance of common stock upon conversion of pre-funded warrants in underwritten offering	—	—	219,700	—	(80)	—	—	(80)
Series B Preferred stock conversions	(119,000)	—	39,667	—	—	—	—	—
Stock-based compensation	—	—	—	—	203	—	—	203
Unrealized foreign exchange on intercompany loans	—	—	—	—	—	(2,130)	—	(2,130)
Translation adjustment	—	—	—	—	—	2,140	—	2,140
Loss for the period	—	—	—	—	—	—	(2,946)	(2,946)
Balances at March 31, 2024	335,537	$—	1,318,259	$1	$429,919	$(898)	$(431,228)	$(2,206)

Balances at December 31, 2024	135,537	$—	8,859,133	$9	$438,202	$(891)	$(439,494)	$(2,174)
Issue costs on issuance of common stock, preferred stock and associated warrants on underwritten offering, net of expenses	—	—	—	—	(248)	—	—	(248)
Issue of Series C preferred stock in Securities Purchase Agreement	1,000,000	1	—	—	999	—	—	1,000
Series C Preferred stock conversions	(1,000,000)	(1)	2,650,000	3	(2)	—	—	—
Issue of Series D preferred stock in Securities Purchase Agreement	2,100,000	2	—	—	1,892	—	—	1,894
Series D Preferred stock conversions	(1,745,262)	(2)	191,978,820	192	(190)	—	—	—
Issue of Series D preferred stock in Securities Purchase Agreement	1,000,000	1	—	—	999	—	—	1,000
Warrant Exercise	—	—	3,666,485	—	—	—	—	—
Issue of common stock on Securities Purchase Agreement	—	—	181,951	—	—	—	—	—
Stock-based compensation	—	—	—	—	1,666	—	—	1,666
Deconsolidation of Subsidiary	—	—	—	—	—	886	(886)	—
Unrealized foreign exchange on intercompany loans	—	—	—	—	—	(2,380)	—	(2,380)
Translation adjustment	—	—	—	—	—	2,385	—	2,385
Loss for the period	—	—	—	—	—	—	(81)	(81)
Balances at March 31, 2025	1,490,275	$1	207,336,389	$204	$443,318	$—	$(440,461)	$3,062

The accompanying notes are an integral part of these consolidated financial statements.

F-4

CYCLACEL PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In $000s)

	Three Months Ended
	March 31,
	2025	2024
Operating activities:
Net loss	$(81)	$(2,946)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	2
Stock-based compensation	1,666	203
Changes in lease liability	9	(16)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	658	2,020
Accounts payable, accrued and other current liabilities	(5,499)	254
Net cash used in operating activities	(3,247)	(483)
Investing activities:
Purchase of property, plant and equipment	—	—
Net cash used in investing activities	—	—
Financing activities:
Costs from issuing common stock and pre-funded warrants	(248)	(79)
Proceeds, net of issuance costs, from issuing common stock and pre-funded warrants, net	3,894	—
Net cash provided by (used) in financing activities	3,646	(79)

Effect of exchange rate changes on cash and cash equivalents	(86)	(18)
Net increase (decrease) in cash and cash equivalents	313	(580)
Cash and cash equivalents, beginning of period	3,137	3,378
Cash and cash equivalents, end of period	$3,450	$2,798
Supplemental cash flow information:
Cash received during the period for:
Interest	$9	$1
Research & development tax credits	$—	$2,925

Cash paid during the period for:
Interest	4	—
Taxes	$—	$2

Noncash financing activities:
Accrual of preferred stock dividends	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-5

CYCLACEL PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. Company Overview

Nature of Operations

Cyclacel Pharmaceuticals, Inc. (“Cyclacel” or the “Company”) is a clinical-stage biopharmaceutical company developing innovative cancer medicines based on cell cycle, transcriptional regulation, epigenetics and mitosis control biology. Cyclacel is a pioneer company in the field of cancer cell cycle biology with a vision to improve patient healthcare by translating insights in cancer biology into medicines that can overcome resistance and ultimately increase a patient’s overall survival.

On January 24, 2025, the Company’s wholly owned United Kingdom subsidiary Cyclacel Limited entered into a creditors voluntary liquidation. Upon the commencement of the liquidation of the Cyclacel Limited, the Company lost operational and strategic control over the Cyclacel Limited and the financial results of Cyclacel Limited have been deconsolidated from Company as of January 24, 2025. The deconsolidation of the subsidiary resulted in a gain on deconsolidation of approximately $5.0 million shown as other income within the income statement for the period.

Through March 31, 2025, substantially all efforts of the Company to date have been devoted to performing research and development, conducting clinical trials, developing and acquiring intellectual property, raising capital and recruiting and training personnel.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated balance sheet as of March 31, 2025, the consolidated statements of operations, comprehensive loss, and stockholders’ equity (deficit) for the three months ended March 31, 2025 and 2024 and the consolidated statements of cash flows for the three months ended March 31, 2025 and 2024, and all related disclosures contained in the accompanying notes, are unaudited. The consolidated balance sheet as of December 31, 2024 is derived from the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2025. The consolidated financial statements are presented on the basis of accounting principles that are generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the rules and regulations of the SEC. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the consolidated balance sheet as of March 31, 2025, and the results of operations, comprehensive loss, and changes in stockholders’ equity (deficit) for the three months ended March 31, 2025, and cash flows for the three months ended March 31, 2025, have been made. The interim results for three months ended March 31, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any other reporting period. The consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the accompanying notes for the year ended December 31, 2024 that are included in the Company’s Annual Report on Form 10-K filed with the SEC on April 2, 2025.

Going Concern

Pursuant to the requirements of Accounting Standard Codification (ASC) 205-40, Presentation of Financial Statements-Going Concern, management is required at each reporting period to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about an entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. This evaluation initially does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented as of the date the financial statements are issued. When substantial doubt exists under this methodology, management evaluates whether the mitigating effects of its plans sufficiently alleviate the substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern for one year after the date that these financial statements are issued. In performing its analysis, management excluded certain elements of its operating plan that cannot be considered probable. Under ASC 205-40, the future receipts of potential funding from future equity or debt issuances or by entering into partnership agreements cannot be considered probable at this time because these plans are not entirely within the Company’s control nor have they been approved by the Board of Directors as of the date of these consolidated financial statements.

F-6

Based on the Company’s current operating plan, it is anticipated that cash and cash equivalents of $3.5 million as of March 31, 2025, will allow it to meet its liquidity requirements into the second quarter of 2025. The Company’s history of losses, negative cash flows from operations, liquidity resources currently on hand, and its dependence on the ability to obtain additional financing to fund its operations after the current resources are exhausted, about which there can be no certainty, have resulted in the assessment that there is substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the issuance date of these financial statements. While the Company has plans in place to mitigate this risk, which primarily consist of raising additional capital through equity financing or by entering into a strategic transaction, there is no guarantee that it will be successful in these mitigation efforts. In the event that we are not able to secure funding, we may be forced to curtail operations, delay or stop ongoing development activities, cease operations altogether, and/or file for bankruptcy.

On February 25, 2025, Nasdaq notified the Company that it has regained compliance with the equity requirement in Listing Rule 5550(b)(1) (the “Equity Rule”), as required by the Nasdaq Hearing Panel’s decision dated October 22, 2024. Following the Company’s regaining compliance with the Equity Rule, the Company will be subject to a Mandatory Panel Monitor for a period of one year from February 25, 2025 pursuant to Listing Rule 5815(d)(4)(B).

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business.

Newly Adopted Accounting Pronouncements

On January 1, 2025, the Company adopted Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. This standard requires all entities to include specified captions when reconciling the statutory income tax rate to the effective tax rate, on both a percentage and absolute dollar basis, in the annual financial statements. ASU 2023-09 also requires entities to disclose the amount of income taxes paid (net of refunds received) disaggregated by federal (national), state, and foreign for each annual reporting period, with separate disclosure of individual jurisdictions for which tax payments to, or receipts from, exceed a defined threshold. The company does not anticipate the adoption of ASU 2023-09 will require significant adjustments to the presentation of that information in the Company’s annual financial statements.

Recently Issued Accounting Pronouncements

The FASB has issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”. This standard will require all public entities to disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. The amendments in ASU 2024-03 are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. ASU 2024-03 will not change the way in which expenses are recognized or measured. However, the Company is currently evaluating the effects of ASU 2023-07 on its financial statement presentation and disclosures.

Fair Value of Financial Instruments

Financial instruments consist of cash equivalents, accounts payable and accrued liabilities. The carrying amounts of cash equivalents, accounts payable and accrued liabilities approximate their respective fair values due to the nature of the accounts and their short maturities.

F-7

Comprehensive Income (Loss)

All components of comprehensive income (loss), including net income (loss), are reported in the financial statements in the period in which they are recognized. Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income (loss) and other comprehensive income (loss), including foreign currency translation adjustments, are reported, net of any related tax effect, to arrive at comprehensive income (loss). No taxes were recorded on items of other comprehensive income (loss). There were no reclassifications out of other comprehensive income (loss) during the three months ended March 31, 2024. However, upon deconsolidation of the Company’s formerly wholly-owned subsidiary on January 24, 2025, $0.9 million of accumulated comprehensive income (loss) was reclassified into earnings as part of the gain on deconsolidation.

Foreign Currency and Currency Translation

Transactions that are denominated in a foreign currency are remeasured into the functional currency at the current exchange rate on the date of the transaction. Any foreign currency-denominated monetary assets and liabilities are subsequently remeasured at current exchange rates, with gains or losses recognized as foreign exchange (losses) gains in the statement of operations. This accounting policy is also applied to foreign currency denominated intercompany payables or receivables for which settlement is planned or anticipated in the foreseeable future.

Through January 24, 2025, the assets and liabilities of the Company’s international subsidiary were translated from its functional currency into United States dollars at exchange rates prevailing at the balance sheet date. Average rates of exchange during the period are used to translate the statement of operations, while historical rates of exchange are used to translate any equity transactions. Translation adjustments arising on consolidation due to differences between average rates and balance sheet rates, as well as unrealized foreign exchange gains or losses arising from translation of intercompany loans for which settlement is not planned or anticipated in the foreseeable future and that are of a long-term-investment nature, were recorded in other comprehensive loss.

Leases

The Company accounts for lease contracts in accordance with ASC 842. As of March 31, 2025, the Company’s outstanding leases are classified as operating leases.

The Company recognizes an asset for the right to use an underlying leased asset for the lease term and records lease liabilities based on the present value of the Company’s obligation to make lease payments under the lease. As the Company’s leases do not indicate an implicit rate, the Company uses a best estimate of its incremental borrowing rate to discount the future lease payments. The Company estimates its incremental borrowing rate based on observable information about risk-free interest rates that are the same tenure as the lease term, adjusted for various factors, including the effects of assumed collateral, the nature of how the loan is repaid (e.g., amortizing versus bullet), and the Company’s credit risk.

The Company evaluates lessee-controlled options included in its lease agreements to extend or terminate the lease. The Company will reflect the effects of exercising those options in the lease term when it is reasonably certain that the Company will exercise that option. In assessing whether it is reasonably certain that the Company will exercise an option, the Company considers factors such as:

●	The lease payments due in any optional period;

●	Penalties for failure to exercise (or not exercise) the option;

●	Market factors, such as the availability of similar assets and current rental rates for such assets;

●	The nature of the underlying leased asset and its importance to the Company’s operations; and

●	The remaining useful lives of any related leasehold improvements.

F-8

Lease expense for operating leases is recognized on a straight-line basis over the lease term. Variable lease payments, if any, are recognized in the period when the obligation to make those payments is incurred. Lease incentives received prior to lease commencement are recorded as a reduction in the right-of-use asset. Fixed lease incentives received after lease commencement reduce both the lease liability and the right-of-use asset.

The Company has elected an accounting policy to account for the lease and non-lease components as a single lease component.

Revenue Recognition

When the Company enters into contracts with customers, the Company recognizes revenue using the five step-model provided in ASC 606, Revenue from Contracts with Customers (“ASC 606”):

(1)	identify the contract with a customer;

(2)	identify the performance obligations in the contract;

(3)	determine the transaction price;

(4)	allocate the transaction price to the performance obligations in the contract; and

(5)	recognize revenue when, or as, the Company satisfies a performance obligation.

The transaction price includes fixed payments and an estimate of variable consideration, including milestone payments. The Company determines the variable consideration to be included in the transaction price by estimating the most likely amount that will be received and then applies a constraint to reduce the consideration to the amount which is probable of being received. When applying the constraint, the Company considers:

●	Whether achievement of a development milestone is highly susceptible to factors outside the entity’s influence, such as milestones involving the judgment or actions of third parties, including regulatory bodies;

●	Whether the uncertainty about the achievement of the milestone is not expected to be resolved for a long period of time;

●	Whether the Company can reasonably predict that a milestone will be achieved based on previous experience; and

●	The complexity and inherent uncertainty underlying the achievement of the milestone.

The transaction price is allocated to each performance obligation based on the relative selling price of each performance obligation. The best estimate of the selling price is determined after considering all reasonably available information, including market data and conditions, entity-specific factors such as the cost structure of the deliverable and internal profit and pricing objectives.

The revenue allocated to each performance obligation is recognized as or when the Company satisfies the performance obligation.

The Company recognizes a contract asset, when the value of satisfied (or part satisfied) performance obligations is in excess of the payment due to the Company, and deferred revenue when the amount of unconditional consideration is in excess of the value of satisfied (or part satisfied) performance obligations. Once the right to receive consideration is unconditional, that amount is presented as a receivable.

Grant revenue received from organizations that are not the Company’s customers, such as charitable foundations or government agencies, is presented as a reduction against the related research and development expenses.

F-9

3. Revenue

The Company recognized $0 revenue for the three months ended March 31, 2025 and $29,000 for the three months ended March 31, 2024. This revenue is related to recovery of clinical manufacturing costs associated with an investigator sponsored study managed by Cedars-Sinai Medical Center.

4. Net Loss per Common Share

The Company calculates net loss per common share in accordance with ASC 260 “Earnings Per Share” (“ASC 260”). Basic and diluted net loss per common share was determined by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding during the period.

The following potentially dilutive securities have not been included in the computation of diluted net loss per share for the three months ended March 31, 2025 and 2024, as the result would be anti-dilutive:

	March 31,	March 31,
	2025	2024
Stock options	6,062,239	148,577
Restricted Stock Units	32,666	44,918
6% convertible exchangeable preferred stock	3	6
Series A preferred stock	440	440
Series D preferred stock	39,021,180	—
Series E preferred stock	110,000,000	—
Common stock warrants	24,457,293	635,550
Total shares excluded from calculation	179,573,821	829,491

5. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following (in $000s):

	March 31,	December 31,
	2025	2024
Prepayments	70	237
Other current assets	194	300
	$264	$537

6. Non-Current Assets

The Company had $0 non-current assets as of March 31, 2025 and $0.4 million as of December 31, 2024. The balance at December 31, 2024 primarily comprised of deposits held by a contract research organization in relation to the Company’s clinical trials.

7. Accrued and Other Liabilities

Accrued and other current liabilities consisted of the following (in $000s):

	March 31,	December 31,
	2025	2024
Accrued research and development	$—	$1,299
Accrued legal and professional fees	532	87
Other current liabilities	17	283
	$549	$1,669

8. Leases

The Company currently has an operating lease liability relating to its facilities in Kuala Lumpur, Malaysia. The Company terminated its lease agreement for its previous headquarters in Berkely Heights, New Jersey, effective January 31, 2025.

F-10

For the three months ended March 31, 2025 and 2024, the Company recognized operating lease expenses of $1,176 and $19,039 respectively, including $0 and $3,011 respectively relating to a short term lease for offices in Dundee, Scotland. Cash payments made during the three months ended March 31, 2025 and 2024 totaled $0 and $19,037, respectively, and were presented within cash outflows from operating activities. The remaining lease term as of March 31, 2025 is approximately 1.9 years for the Kuala Lumpur facility. The discount rate used by the Company in determining the lease liability was 12%.

Remaining lease payments for both facilities are as follows (in $000s):

2025	$8
2026	11
2027	3
Thereafter	—
Total future minimum lease obligation	$22

9. Stock Based Compensation

ASC 718 requires compensation expense associated with share-based awards to be recognized over the requisite service period which, for the Company, is the period between the grant date and the date the award vests or becomes exercisable. The Company recognizes all share-based awards under the straight-line attribution method, assuming that all granted awards will vest. Forfeitures are recognized in the periods when they occur.

Stock based compensation has been reported within expense line items on the consolidated statement of operations for the three months ended March 31, 2025 and 2024 as shown in the following table (in $000s):

	Three Months Ended
	March 31,
	2025	2024
General and administrative	$1,592	$149
Research and development	74	54
Stock-based compensation costs	$1,666	$203

2018 Plan

In May 2018, the Company’s stockholders approved the 2018 Equity Incentive Plan (the “2018 Plan”), under which Cyclacel may make equity incentive grants to its officers, employees, directors and consultants. The 2018 Plan allows for various types of award grants, including stock options and restricted stock units.

On February 6, 2025, the Company’s stockholders approved an amendment to the 2018 Plan to reserve an additional 500,000 shares of Common Stock for issuance thereunder, which number would not be adjusted as a result of the Reverse Stock Split. As of March 31, 2025, the Company has reserved approximately 468,000 shares of the Company’s common stock under the 2018 Plan for future issuances.

Stock option awards granted under the Company’s equity incentive plans have a maximum life of 10 years and generally vest over a one to four-year period from the date of grant.

2020 Inducement Equity Incentive Plan

In October 2020, the Inducement Equity Incentive Plan (the “Inducement Plan”), became effective. Under the Inducement Plan, Cyclacel may make equity incentive grants to new senior level Employees (persons to whom the Company may issue securities without stockholder approval). The Inducement Plan allows for the issuance of up to 13,333 shares of the Company’s common stock (or the equivalent of such number). As of March 31, 2025, there were no shares issued under the Inducement Plan, leaving a remaining reserve of 13,333 shares.

F-11

Option Awards Granted Outside of the 2018 Plan and Inducement Plan

During February 2025, the Company issued stock option awards to employees and consultants outside of the 2018 Plan and the Inducement Plan. The shares underlying these options are not registered for resale. All of the options granted outside of the 2018 Plan and Inducement Plan vest immediately upon grant and can be exercised beginning three months from the recipient’s Termination Date through the expiry of the option awards, which is ten years from the grant date. The Termination Date is defined as the date on which an award recipient ceases to be an employee, director or consultant of the Company or of an Affiliate for any reason other than the death or disability, or termination of the recipient for cause.

Option Grants and Exercises

There were 5,956,366 options granted during the three months ended March 31, 2025. Of these awards, 256,366 were issued under the 2018 Plan and the rest were issued outside of the 2018 Plan and the Inducement Plan. Options granted during the three months ended March 31, 2025 had a grant date fair value ranging between $0.25 and $0.30 per option.

There were 12,500 options granted under the 2018 Plan during the three months ended March 31, 2024. These options had a grant date fair value of $1.77 per option.

The fair value of the stock options granted is calculated using the Black-Scholes option-pricing model as prescribed by ASC 718 using the following assumptions:

	Three months ended	Three months ended
	March 31, 2025	March 31, 2024
Expected term (years)	5 - 10	6
Risk free interest rate	4.060% – 4.250%	3.995%
Volatility	100% – 107%	93%
Expected dividend yield over expected term	0.00%	0.00%
Resulting weighted average grant date fair value	$0.29	$1.77

There were no stock options exercised during each of the three months ended March 31, 2025 and 2024, respectively. The Company does not expect to be able to benefit from the deduction for stock option exercises that may occur because the company has tax loss carryforwards from prior periods that would be expected to offset any potential taxable income.

Outstanding Options

A summary of the share option activity and related information is as follows:

			Weighted
		Weighted	Average
	Number of	Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price Per Share	Term (Years)	Value ($000)
Options outstanding at December 31, 2024	118,489	$44.41	7.20	$—
Granted	5,956,366	$0.29	—	$—
Exercised	—	$—	—	$—
Cancelled/forfeited	(12,615)	$9.33	—	$—
Options outstanding at March 31, 2025	6,062,240	$1.15	9.76	$—

Unvested at March 31, 2025	5,020	$8.73	—	$—
Vested and exercisable at March 31, 2025	6,057,220	$1.15	9.77	$—

F-12

Restricted Stock Units

No restricted stock units were issued during the three months ended March 31, 2025. The Company issued 12,500 restricted stock units during the three months ended March 31, 2024. These restricted stock units vested monthly over a six-month service period. These restricted stock units were valued at $2.28 at the date of grant, which was equivalent to the market price of a share of the Company’s common stock on that date.

A total of 17,127 restricted stock units were issued in January 2023. These units vest on the third anniversary of their date of grant, or earlier if certain defined clinical trial related performance targets are met. A three-year vesting assumption was applied to these restricted stock units as satisfaction of the performance conditions is not probable at this time. Each restricted stock unit was valued at $13.50 at the date of grant, which was equivalent to the market price of a share of the Company’s common stock on that date. As of March 31, 2025, all but 3,198 of the original awards granted have been forfeited due to the recipient’s termination of service with the Company. In the three months ended March 31, 2025, the Company reduced stock compensation cost, a component of selling general, and administrative expense, by approximately $61,000 as a result of forfeitures of these awards during that period.

Summarized information for restricted stock units as of March 31, 2025 is as follows:

		Weighted	Weighted
		Average	Average
	Restricted	Grant Date	Remaining
	Stock Units	Value per share	Term
Restricted Stock Units outstanding at December 31, 2024	39,414	$12.01	8.30 years
Granted	0	$0
Cancelled/forfeited	(6,748)	$13.75
Restricted Stock Units outstanding at March 31, 2025	32,666	$11.65	8.09 years

Unvested at March 31, 2025	3,198	$13.50	7.82 years

Vested at March 31, 2025	29,468	$11.45	8.12 years

10. Stockholders Equity

Common Stock Equity Offerings

April 2024 Securities Purchase Agreement

On April 30, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 145,000 shares of the Company’s common stock, (ii) pre-funded warrants to purchase up to 4,823,945 shares of common stock (the “Pre-Funded Warrants”), (iii) series A warrants to purchase up to 4,968,945 shares of common stock (the “Series A Warrants”), and (iv) series B warrants to purchase up to 4,968,945 shares of common stock (the “Series B Warrants” and together with the Series A Warrants, the “Common Warrants”). The purchase price of each share of common stock and associated Common Warrants was $1.61 and the purchase price of each Pre-Funded Warrant and associated Common Warrants was $1.6099.

The Common Warrants are exercisable immediately upon issuance at an exercise price of $1.36 per share. The Series A Warrants will expire five and one-half years from the date of issuance and the Series B Warrants will expire eighteen months from the date of issuance. The Pre-Funded Warrants are exercisable immediately upon issuance at an exercise price of $0.0001 per share and may be exercised at any time until the Pre-Funded Warrants are exercised in full. A holder of Pre-Funded Warrants or Common Warrants (together with its affiliates) may not exercise any portion of such warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder 9.99%) of the Company’s outstanding common stock immediately after exercise.

F-13

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of April 30, 2024, with the Purchaser, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the securities issued in the Private Placement.

The Private Placement closed on May 2, 2024. The gross proceeds to the Company from the Private Placement were approximately $8.0 million, before deducting placement agent fees and estimated offering expenses payable by the Company.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of April 29, 2024, between the Company and Wainwright (as amended, the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid Wainwright (i) a cash fee equal to 7.0% of the aggregate gross proceeds of the Private Placement and (ii) a management fee of 1.0% of the aggregate gross proceeds of the Private Placement. In addition, the Company agreed to pay Wainwright certain expenses and issued to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 298,137 shares of Common Stock at an exercise price equal to $2.0125 per share. The Placement Agent Warrants are exercisable immediately upon issuance and have a term of exercise equal to five and a half years from the date of issuance.

In connection with this transaction, the Company was required to compensate Roth Capital Partners, LLC, pursuant to a tail provision contained in an engagement letter entered into on March 14, 2024, in an amount equal to 7.0% of the aggregate proceeds of the Private Placement plus the reimbursement of certain expenses. The Company was also required to compensate Ladenburg Thalmann & Co. Inc, pursuant to a tail provision contained in an engagement letter entered into on October 30, 2023, in an amount equal to 8.0% of the aggregate proceeds of the Private Placement.

Each of the instruments issued in the Private Placement have been classified and recorded as part of shareholders’ equity (deficit). The amounts allocated to each issued security were based on their relative fair values, resulting in initial carrying values of the respective instruments as follows:

Allocated Amount
Common shares	$72,108
Prefunded warrants	2,398,831
Common warrants	3,819,274
Net proceeds	$6,290,213

The aggregate fair value of the Placement Agent Warrants was $609,179. These have been accounted for as a direct cost of the Private Placement, resulting in no net effect to overall shareholders’ equity (deficit).

In determining the fair values of the Pre-Funded Warrants, Common Warrants, and Placement Agent Warrants, the Company used a Black-Scholes Option Pricing model with the following assumptions:

	Pre-Funded Warrants	Common Warrants	Placement Agent Warrants
Expected volatility	100%	103% - 121%	103%
Contractual term	1 year	1½ - 5½ years	5½ years
Risk-free interest rate	5.51%	4.57% - 5.51%	4.57%
Expected dividend yield	0%	0%	0%

The fair value of the common shares was determined using the closing price of the Company’s common stock as of May 2, 2024, which is the date that the Private Placement closed.

F-14

December 2023 Registered Direct Offering Securities Purchase Agreement

On December 21, 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (“Purchasers”). Pursuant to the Securities Purchase Agreement, the Company agreed to sell in a registered direct offering (“Registered Direct Offering”) 168,500 shares (“Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), and pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 219,700 shares of Common Stock. The Pre-Funded Warrants have an exercise price of $0.001 per share and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. Each Share is being sold at an offering price of $3.315 and each Pre-Funded Warrant is being sold at an offering price of $3.314 (equal to the purchase price per Share minus the exercise price of the Pre-Funded Warrant). The Pre-Funded Warrants have been included in the calculation of basic and diluted loss per share for all periods outstanding.

Pursuant to the Securities Purchase Agreement, in a concurrent private placement (together with the Registered Direct Offering, the “Offerings”), the Company also agreed to issue to the Purchasers unregistered warrants (“Common Warrants”) to purchase up to 388,200 shares of Common Stock. Each Common Warrant has an exercise price of $3.19 per share, is exercisable immediately following their original issuance and will expire seven years from the original issuance date. The closing of the offering occurred on December 26, 2023, and the net proceeds to the Company were approximately $1.0 million, after deducting placement agent fees and other offering expenses payable by the Company.

On December 21, 2023, in a separate concurrent insider private placement (the “Insider Private Placement”), the Company also entered into a Securities Purchase Agreement with certain of its executive officers (the “Insider Securities Purchase Agreement”) pursuant to which the Company agreed to sell in a private placement (i) 6,070 shares of Common Stock and warrants to purchase 6,070 shares of Common Stock on the same terms as the Common Warrants issued to the Purchasers in the Offerings to Spiro Rombotis, the Company’s Chief Executive Officer, and (ii) 1,886 shares of Common Stock and warrants to purchase 1,886 shares of Common Stock on the same terms as the Common Warrants issued to the Purchasers in the Offerings to Paul McBarron, the Company’s Executive Vice President-Finance, Chief Financial Officer and Chief Operating Officer. Each such share of Common Stock and accompanying warrant was sold at a purchase price of $3.315, which was the same purchase price for the Shares sold in the Registered Direct Offering.

Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) acted as the exclusive placement agent for the Offerings, pursuant to a placement agency agreement (the “Placement Agency Agreement”), dated December 21, 2023, by and between the Company and the Placement Agent.

Pursuant to the Placement Agency Agreement, the Company paid the Placement Agent a cash placement fee equal to 8.0% of the aggregate gross proceeds raised in the Offerings from sales arranged for by the Placement Agent. Subject to certain conditions, the Company also agreed to reimburse all reasonable travel and other out-of-pocket expenses of the Placement Agent in connection with the Offerings, including but not limited to legal fees, up to a maximum of $85,000. In addition, the Placement Agent also received warrants that have substantially the same terms as the Warrants issued in the concurrent private placement to the Purchasers in the Offerings to purchase that number of shares of Common Stock equal to 6.0% of the aggregate number of shares of Common Stock and Prefunded Warrants sold in the Offerings, or an aggregate of 23,769 shares of Common Stock, at an exercise price of $4.14375 per share (the “Placement Agent Warrants”). The Placement Agent Warrants will be exercisable immediately following the date of issuance and will expire five years from issuance. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the Placement Agency Agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

Each of the instruments issued in the Offerings and the Insider Private Placement have been classified and recorded as part of shareholders’ equity (deficit). The amounts allocated to each issued security were based on their relative fair values, resulting in initial carrying values of the respective instruments as follows:

Allocated Amount
Common Shares	$258,000
Pre-Funded Warrants	$321,000
Regular Warrants	$470,000
Net Proceeds	$1,049,000

F-15

The aggregate fair value of the Placement Agent Warrants was $47,000. These have been accounted for as a direct cost of the Offerings and Inside Private Placement, resulting in no net effect to overall shareholders’ equity (deficit).

In determining the fair values of the Pre-Funded Warrants, Regular Warrants, and Placement Agent Warrants, the Company used a Black-Scholes Option Pricing model with the following assumptions:

	Pre-Funded Warrants	Regular Warrants	Placement Agent Warrants
Expected volatility	134%	96%	99%
Contractual/ expected term	1 month	7 years	5 years
Risk-free interest rate	5.53%	3.91%	3.89%
Expected dividend yield	0%	0%	0%

The fair value of the common shares was determined using the closing price of the Company’s common stock as of December 26, 2023, which is the date that the Offerings and the Insider Private Placement closed.

Warrants

November 2024 Warrants (As Amended)

As of March 31, 2025, warrants to purchase a total of 18,606,295 shares of common stock issued pursuant to a securities purchase agreement in a November 2024 financing transaction (the “November 2024 Warrant Exercise and Reload Agreement”) and as amended in a January 2, 2025 Warrant Exchange Agreement, remained outstanding. A total of 19,875,780 warrants were issued in pursuant to the November 2024 Warrant Exercise and Reload Agreement. This consisted of i) series C warrants to purchase up to 9,937,890 shares of common stock, exercisable immediately from the date of issuance for a period of five and a half years after the date of issuance, at an exercise price of $0.415 per warrant share, ii) series D warrants to purchase up to 9,937,890 shares of common stock, exercisable immediately from the date of issuance for a period of eighteen months after the date of issuance, at an exercise price of $0.415 per warrant share.

A total of 1,269,485 of these warrants were exercised during the three months ended March 31, 2025.

April 2024 Warrants

As of March 31, 2025, warrants to purchase a total of 7,664,082 shares of common stock issued pursuant to a securities purchase agreement in an April 2024 financing transaction (the “April 2024 Securities Purchase Agreement”) remained outstanding. A total of 15,059,972 warrants were issued in pursuant to the April 2024 Securities Purchase Agreement. This consisted of i) pre-funded warrants to purchase 4,823,945 of common stock, exercisable immediately from the date of issuance, and with no expiry date, at an exercise price of $0.0001 per warrant share, ii) series A warrants to purchase up to 4,968,945 shares of common stock, exercisable immediately from the date of issuance for a period of five and a half years after the date of issuance, at an exercise price of $1.36 per warrant share, iii) series B warrants to purchase up to 4,968,945 shares of common stock, exercisable immediately from the date of issuance for a period of eighteen months after the date of issuance, at an exercise price of $1.36 per warrant share. A further 298,137 warrants issued in a concurrent placement agency agreement, are exercisable immediately from the date of issuance for a period of five and a half years after the date of issuance, at an exercise price of $2.0125 per warrant share.

A total of 2,397,000 Series B warrants were exercised during the three months ended March 31, 2025.

F-16

December 2023 Warrants

As of March 31, 2025, warrants to purchase a total of 419,925 shares of common stock issued pursuant to a securities purchase agreement in a December 2023 financing transaction remained outstanding. A total of 396,156 warrants, including 7,956 warrants issued in a concurrent private placement, are exercisable immediately from the date of issuance for a period of seven years after the date of issuance, at an exercise price of $3.19 per warrant share. A further 23,769 warrants issued in a concurrent placement agency agreement, are exercisable immediately from the date of issuance for a period of five years after the date of issuance, at an exercise price of $4.14375 per warrant share.

There were no exercises of these warrants during the three months ended March 31, 2025 or March 31, 2024.

December 2020 Warrants

As of March 31, 2025, warrants to purchase 44,657 shares of common stock issued pursuant to a securities purchase agreement in a December 2020 financing transaction remained outstanding (the “December 2020 Securities Purchase Agreement”). Each warrant shall be exercisable beginning on the 12-month anniversary of the date of issuance for a period of five years after the date of issuance, at an exercise price of $61.95 per warrant share. The exercise price of the warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the warrants. The warrants may be exercised on a “cashless” basis.

There were no exercises of these warrants during the three months ended March 31, 2025 or March 31, 2024.

April 2020 Warrants

As of March 31, 2025, 119,333 warrants issued pursuant to a securities purchase agreement in connection with an April 2020 equity financing remained outstanding, each with an exercise price of $75.00. The common warrants are immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Company’s common stock. The common warrants were issued separately from the common stock and were eligible for transfer immediately after issuance. A common warrant to purchase one share of common stock was issued for every share of common stock purchased in this offering.

The common warrants are exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Company’s common stock purchased upon such exercise (except in the case of a cashless exercise). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common warrants up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, the Company will round down to the next whole share.

There were no exercises of these warrants during the three months ended March 31, 2025 or March 31, 2024.

Preferred Stock

Series E Preferred Stock

A total of 1,000,000 shares of the Company’s Series E Preferred Stock were issued pursuant to a March 2025 Securities Purchase Agreement with certain accredited investors. The Company received proceeds of $1.0 million, net of issuance costs.

F-17

Each share of Series E Preferred Stock is convertible into 110 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). In no event will the Series E Preferred Stock be convertible into Common Stock in a manner that would result in each Investor or their transferees or their affiliates holding more than the lower of (i) the maximum percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series E Preferred Stock that can be issued to the holder without requiring a vote of the stockholders of the Company under the rules and regulations of The Nasdaq Capital Market (“Nasdaq”); and (ii) 4.99% of the number of shares of Common Stock outstanding immediately before the original issue date (the “Series E Ownership Limitation”), prior to the date that the Company’s stockholders approve the issuance of shares of Common Stock to the Investors upon conversion of the Series E Preferred Stock.

Pursuant to the Purchase Agreement, the Company filed a certificate of designations (the “Series E Certificate of Designations”) with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of the Series E Preferred Stock on March 21, 2025. The Series E Certificate of Designations provides, in particular, that the Series E Preferred Stock will vote together with the Common Stock on an as-converted basis, subject to the Series E Ownership Limitation, subject further to adjustments for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions.

The holders of Series E Preferred Stock will be entitled to participate in any dividends made on shares of Common Stock (on an as-converted basis) if and when such dividends are declared. Upon any liquidation or sale of the Company or all or substantially all of its assets, the holders of the Series E Preferred Stock will be entitled to receive pari passu with the other holders of preferred stock, prior to and in preference to any distribution to holders of Common Stock, an amount equal to $1.00 per share, the stated value of the Series E Preferred Stock, then held by them plus any accrued but unpaid dividends. Thereafter, the remaining assets of the Company will be distributed to the holders of Common Stock until such holders receive a return of their capital originally contributed, and thereafter, any remaining assets will be distributed to all holders of Common Stock and preferred stock pro rata based on the number of shares held on an as-converted basis.

As of March 31, 2025, 1,000,000 shares of the Series E Preferred Stock remain issued and outstanding. The 1,000,000 shares of Series E Preferred Stock issued and outstanding at March 31, 2025, are convertible into 110,000,000 shares of common stock.

Series C and Series D Preferred Stock

A total of 1,000,000 shares of the Company’s Series C Preferred Stock and 2,100,000 shares of the Company’s Series D Preferred Stock were issued pursuant to a January 2025 Securities Purchase Agreement with David E. Lazar, pursuant to which he agreed to purchase from the Company 1,000,000 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and 2,100,000 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock” and, together with the Series C Preferred Stock, the “Preferred Stock”) of the Company at a purchase price of $1.00 per share for aggregate gross proceeds of $3.1 million, subject to the terms and conditions of the Purchase Agreement. The proceeds of the transaction were used to repay and settle outstanding liabilities of the Company and for other general corporate and operating purposes.

Each share of Series C Preferred Stock is convertible into 2.65 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and each share of Series D Preferred Stock is convertible into 110 shares of Common Stock. In no event will the Series C Preferred Stock be convertible into Common Stock in a manner that would result in Mr. Lazar or his transferees or their affiliates holding more than the lower of (i) the maximum percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Preferred Stock that can be issued to the holder without requiring a vote of the stockholders of the Company under the rules and regulations of The Nasdaq Stock Market (“Nasdaq”); and (ii) 5% of the number of shares of Common Stock outstanding immediately before the original issue date (the “Series C Ownership Limitation”), prior to the date that the Company’s stockholders approve the issuance of shares of Common Stock to Mr. Lazar upon conversion of the Preferred Stock.

F-18

In addition, prior to a Fundamental Transaction (as defined below), in no event will the Series D Preferred Stock be convertible into Common Stock in a manner that would result in Mr. Lazar or his transferees or their affiliates holding more than the lower of (i) the maximum percentage of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Preferred Stock that can be issued to the Holder without requiring a vote of the stockholders of the Company under the rules and regulations of Nasdaq; and, (ii) 49.99% of the number of shares of the Common Stock outstanding immediately before the original issue date (the “Series D Ownership Limitation”). The term “Fundamental Transaction,” means when (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity, (ii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property and the holders of at least 50% of the Common Stock accept such offer, or (iii) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock). The certificate of designations for each of the Series C Preferred Stock and Series D Preferred Stock further provide that even following a vote of the stockholders of the Company in accordance with the rules and regulations of the trading market on which the Common Stock trades on such date and applicable securities laws to approve the removal of the Series C Ownership Limitation, the Company shall not effect any conversion of the Preferred Stock, and a holder of the Preferred Stock shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion, such holder (together with any other shares of Common Stock otherwise held by such holder(s) or their affiliates) would beneficially own the number of shares of Common Stock, which would be in excess of any statutory threshold pursuant to which the acquisition of such shares would trigger a compulsory offer requirement under applicable federal or state tender offer rules for the holder and its affiliates to make a tender offer for all the shares of the Company.

On February 24, 2025, all of the Series C preferred shares were converted in conjunction with the Purchase Agreement. As of March 31, 2025 there were no remaining shares of the Series C Preferred Stock.

On February 24, 2025, 1,745,262 of the Series D preferred shares were converted in conjunction with the Purchase Agreement. As of March 31, 2025, 354,738 shares of the Series D Preferred Stock remain issued and outstanding. The 354,738 shares of Series D Preferred Stock issued and outstanding at March 31, 2025, are convertible into 39,021,180 shares of common stock.

Series B Preferred Stock

A total of 237,745 shares of the Company’s Series B Preferred Stock were issued pursuant to a December 2020 Securities Purchase Agreement. Each share of Series B Preferred Stock was initially convertible into one third (1/3) share of common stock (the “Conversion Shares”), subject to adjustment in accordance with the Certificate of Designation.

During the year ended December 31, 2024, 119,000 shares of Series B Preferred Stock were converted, at the option of the holder, into 39,667 shares of common stock. As of March 31, 2025, there were no remaining shares of the Series B Preferred Stock.

Series A Preferred Stock

A total of 8,872 shares of the Company’s Series A Preferred Stock were issued in a July 2017 Underwritten Public Offering. Each share of Series A Preferred Stock is convertible at any time at the option of the holder thereof, into a number of shares of common stock determined by dividing $1,000 by the initial conversion price of $600.00 per share, subject to a 4.99% blocker provision, or, upon election by a holder prior to the issuance of shares of Series A Preferred Stock, 9.99%, and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations.

As of March 31, 2025 and December 31, 2024, 264 shares of the Series A Preferred Stock remain issued and outstanding. The 264 shares of Series A Preferred Stock issued and outstanding at March 31, 2025, are convertible into 440 shares of common stock.

In the event of a liquidation, the holders of shares of the Series A Preferred Stock may participate on an as-converted-to-common-stock basis in any distribution of assets of the Company. The Company shall not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as dividends on each share of Series A Preferred Stock are paid on an as-converted basis. There is no restriction on the Company’s ability to repurchase shares of Series A Preferred Stock while there is an arrearage in the payment of dividends on such shares, and there are no sinking fund provisions applicable to Series A Preferred Stock.

F-19

Subject to certain conditions, at any time following the issuance of the Series A Preferred Stock, the Company has the right to cause each holder of the Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock in the event that (i) the volume weighted average price of our common stock for 30 consecutive trading days, or Measurement Period exceeds 300% of the initial conversion price of the Series A Preferred Stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and similar transactions), (ii) the daily trading volume on each Trading Day during such Measurement Period exceeds $500,000 per trading day and (iii) the holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company. The right to cause each holder of Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock shall be exercised ratably among the holders of the then outstanding preferred stock.

The Series A Preferred Stock has no maturity date, will carry the same dividend rights as the common stock, and with certain exceptions contains no voting rights. In the event of any liquidation or dissolution of the Company, the Series A Preferred Stock ranks senior to the common stock in the distribution of assets, to the extent legally available for distribution.

6% Convertible Exchangeable Preferred Stock

As of March 31, 2025, there were 135,273 shares of the Company’s 6% Convertible Exchangeable Preferred Stock (the “6% Preferred Stock”) issued and outstanding at an issue price of $10.00 per share. Dividends on the 6% Preferred Stock are cumulative from the date of original issuance at the annual rate of 6% of the liquidation preference of the 6% Preferred Stock, payable quarterly on the first day of February, May, August and November, commencing February 1, 2005. Any dividends must be declared by the Company’s board of directors and must come from funds that are legally available for dividend payments. The 6% Preferred Stock has a liquidation preference of $10.00 per share, plus accrued and unpaid dividends. As of March 31, 2024, there were no accrued and unpaid dividends.

The Company may automatically convert the 6% Preferred Stock into common stock if the per share closing price of the Company’s common stock has exceeded $888,300, which is 150% of the conversion price of the 6% Preferred Stock, for at least 20 trading days during any 30 day trading period, ending within five trading days prior to notice of automatic conversion.

The 6% Preferred Stock has no maturity date and no voting rights prior to conversion into common stock, except under limited circumstances.

The Company may, at its option, redeem the 6% Preferred Stock in whole or in part, out of funds legally available at the redemption price of $10.00 per share.

The 6% Preferred Stock is exchangeable, in whole but not in part, at the option of the Company on any dividend payment date beginning on November 1, 2005 (the “Exchange Date”) for the Company’s 6% Convertible Subordinated Debentures (the “Debentures”) at the rate of $10.00 principal amount of Debentures for each share of 6% Preferred Stock. The Debentures, if issued, will mature 25 years after the Exchange Date and have substantially similar terms to those of the 6% Preferred Stock. No such exchanges have taken place to date.

11. Subsequent Events

Dividends on 6% Preferred Stock

On April 19, 2025, the board of directors of the Company declared a quarterly cash dividend on the Company’s 6% Convertible Exchangeable Preferred Stock scheduled for May 1, 2025. The cash dividend was paid on May 1, 2025, to Preferred Stock stockholders of record as of the close of business on April 29, 2025. The Board of Directors will continue to evaluate the payment of a quarterly cash dividend on a quarterly basis.

F-20

Preferred Stock Conversions

On April 2, 2025, all of the remaining 354,738 shares of the Company’s Series D Preferred Stock was converted into 39,021,180 shares of common stock.

On April 29, 2025, all of the 1,000,000 shares of the Company’s Series E Preferred Stock was converted into 110,000,000 shares of common stock.

Amendment to Amended and Restated Certificate of Incorporation

On April 25, 2025, after obtaining the approval of the Board of Directors and the Company’s majority stockholder, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from two hundred fifty million (250,000,000) to six hundred million (600,000,000). The amendment did not result in any changes to the issued and outstanding shares of the Company’s common stock, and only affects the number of shares that may be issued by the Company in the future.

Proposed Business Combination of FITTERS Diversified Berhad

On May 6, 2025, the Company entered into an Exchange Agreement with FITTERS Diversified Berhad (9318.KL; “FITTERS”), an investment holding company engaged, through its subsidiaries, in the business of the sale of fire safety materials, equipment and fire prevention systems, “Waste-To-Resource” services and real estate development and construction. Pursuant to the Exchange Agreement, all of the ordinary shares owned by FITTERS of FITTERS’ subsidiary, Fitters Sdn. Bhd., a Malaysia-based private limited company (“Fitters Sub”) shall be exchanged for common stock, par value $0.001, of the Company (the “Purchaser Stock”), and Fitters Sub shall be continuing as a wholly-owned subsidiary of the Company (the “Transaction”). As part of the Transaction, Cyclacel shall issue an amount of Purchaser Stock equal to 19.99% percent, which percentage may be subject to adjustment, of the issued and outstanding shares of Purchaser Stock as of the closing date to FITTERS. At the closing, it is expected that Cyclacel stockholders will own approximately 80.01% of the combined company. Cyclacel expects that at the closing of the Transaction, its common shares will continue to be listed on the Nasdaq Capital Market under a new ticker symbol and Cyclacel will be renamed Bio Green Med Solution, Inc. Among the termination rights, both Cyclacel and FITTERS have the right to terminate the Exchange Agreement if the closing date of the Transaction has not occurred on or before August 31, 2025. It is currently anticipated that at least one of the officers or directors of FITTERS or Fitters Sub will be appointed to Cyclacel.

The Transaction is subject to approval from Cyclacel stockholders and FITTERS shareholders. The Exchange Agreement has been unanimously approved by the Boards of Directors of each of Cyclacel, FITTERS and Fitters Sub.

Reverse Stock Split

On May 7, 2025, the Company filed an amendment to its Certificate of Incorporation (“Certificate of Amendment”) to implement a one-for-sixteen reverse stock split. The effective date of the Certificate of Amendment is May 12, 2025 (the “Effective Date”). The Company’s common stock began trading on a split-adjusted basis when the market opened on the Effective Date. The Board of Directors of the Company approved the amendment to the Company’s Certificate of Incorporation primarily to meet the share bid price requirements of The Nasdaq Capital Market. The Company’s stockholders approved the Certificate of Amendment at a special meeting of its stockholders held on February 6, 2025.

As a result of the reverse stock split, on the Effective Date, every sixteen shares of common stock then issued and outstanding automatically was combined into one share of common stock, with no change in par value per share. No fractional shares were outstanding following the reverse stock split, and any fractional shares that would have resulted from the reverse stock split have been (a) rounded up to the nearest whole number for any shareholder who would otherwise be entitled to receive one-half or more of a fractional split-adjusted share, and (b) rounded down to the nearest whole number for any shareholder who would otherwise be entitled to receive less than one-half of a fractional split-adjusted share.

F-21